Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, DC 20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting, Inc. Announces $370.0 Million Stock Repurchase Authorization

Company repurchased approximately 19.1 million shares at an average price per share of $107.94 since June 2016

WASHINGTON, June 5, 2026 GLOBE NEWSWIRE — FTI Consulting, Inc. (NYSE: FCN) today announced that on June 3, 2026, FTI Consulting’s Board of Directors authorized an additional $370.0 million to repurchase shares of its outstanding common stock under its stock repurchase program. As of June 2, 2026, FTI Consulting has repurchased an aggregate of approximately 19.1 million shares at an average price per share of $107.94 since the repurchase program was originally authorized in June 2016, for an aggregate cost of approximately $2.1 billion. After giving effect to share repurchases through that date and the increased authorization, FTI Consulting has approximately $507.4 million remaining available for common stock repurchases under its program. No time limit has been established for the completion of FTI Consulting’s stock repurchase program, and the program may be suspended, discontinued or replaced by the Board at any time without prior notice.

Under its stock repurchase program, FTI Consulting may repurchase shares of its common stock in open-market purchases or by any other method in accordance with applicable securities laws and other laws, rules and regulations. The specific timing, price and amount of repurchases will be determined by FTI Consulting’s management, in its discretion, and will vary based on market conditions, securities law limitations, applicable laws, rules and regulations, and other factors. The repurchases may be funded using available cash on hand or a combination of cash and available borrowings under FTI Consulting’s senior secured revolving bank credit facility.

About FTI Consulting

FTI Consulting, Inc. is a leading global expert firm for organizations facing crisis and transformation, with more than 8,100 employees located in 32 countries and territories as of March 31, 2026. In certain jurisdictions, FTI Consulting’s services are provided through distinct legal entities that are separately capitalized and independently managed. The Company generated $3.8 billion in revenues during fiscal year 2025. More information can be found at www.fticonsulting.com.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including among other things, statements about plans for common stock repurchases, are forward-looking statements. When used in this release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon FTI Consulting’s expectations at the time it makes them and various assumptions. FTI Consulting’s expectations, beliefs and projections are expressed in good faith, and it believes there is a reasonable basis for them. However, there can be no assurance that management’s plans, expectations or forecasts will be achieved. Factors that could cause changes to FTI Consulting’s plans, expectations or forecasts include risks described under the heading “Item 1A Risk Factors” in FTI Consulting’s Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026, and in FTI Consulting’s other filings with the SEC. FTI Consulting is under no duty to update any of the forward-looking statements to conform such statements to actual results or events and does not intend to do so.

FTI Consulting, Inc.
555 12th Street NW
Washington, DC 20004
+1.202.312.9100

Investor & Media Contact:
Mollie Hawkes
+1.617.747.1791
mollie.hawkes@fticonsulting.com